Exhibit 99.1

VirTra Reports First Quarter 2020 Financial Results

Sales Momentum Drives 9% Increase in Revenue and $11.3 Million Backlog

TEMPE, Ariz. — May 12, 2020 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the first quarter ended March 31, 2020. The financial statements are available on VirTra’s website and here.

First Quarter 2020 and Recent Highlights:

●	Received $1.6 million IDIQ (indefinite delivery/indefinite quantity) contract from the Department of State for the Republic of Mexico for use-of-force simulators and police driving simulators
●	Received $1.1 million order through new distributor in Europe to provide European law enforcement and military personnel with industry-leading technology and training methods
●	Released new V-VICTA (VirTra Virtual Interactive Coursework Training Academy) training curriculum to help law enforcement communicate and interact more effectively and positively with individuals with autism
●	Launched a new website catered to both law enforcement and military to better market products to prospective customers and increase sales
●	Secured contracts with new customers in Belleview, Orlando, and other police departments and received maintenance renewal and upgrades with existing customers, including multiple across Australia
●	Attended 23 events, demos and tradeshows in the first ten weeks of the year

First Quarter 2020 Financial Highlights:

All figures in millions, except per share data	Q1 2020	Q1 2019	% Δ
Total Revenue	$3.3	$3.1	9%

Gross Profit	$1.6	$1.8	-11%
Gross Margin	47.8%	59.0%	-19%

Net Income (Loss)	$(0.4)	$(0.3)	24%
Diluted EPS	$(0.05)	$(0.04)	25%

Management Commentary

“During the first quarter of 2020, we continued to build upon the momentum generated in the second half of last year, despite impediments that arose at the end of March,” said Bob Ferris, Chairman and Chief Executive Officer of VirTra. “Financially, the quarter was highlighted by a 9% increase in revenues to $3.3 million from the first quarter of last year. Operationally, the quarter was highlighted by a $1.1 million order from a new distributor in Europe, which is helping expand VirTra’s reputation as the leader in simulation training to more countries abroad. In the last two weeks of March as stay-at-home policies were instituted, some customers requested to delay delivery and installation of orders, which cut into our first quarter results but contributed to our record $11.3 million backlog.

“Despite the uncertain COVID-19 macro environment, we have not seen evidence of sales declining or demand weakening as of today. However, out of an abundance of caution, we have taken prudent measures to fortify our balance sheet and ensure we have the necessary resources to continue executing against our strategic initiatives. Properly trained law enforcement and military personnel is integral to the security and well-being of everyone, and we plan to ensure our growing list of customers have access to the best simulation training available throughout 2020 and beyond.”

First Quarter 2020 Financial Results

Total revenue increased 9% to $3.3 million from $3.1 million in the first quarter of 2019. The increase in total revenue was due to increases in sales of simulators, accessories, curriculum and training.

Gross profit decreased 11% to $1.6 million (47.8% of total revenue) from $1.8 million (59.0% of total revenue) in the first quarter of 2019. The decrease in gross profit was due to increases in production staff to support larger volumes of sales in the future as well as product mix with varying quantity of systems, accessories and services sold.

Net operating expense decreased 7% to $2.1 million from $2.3 million in the first quarter of 2019. The decrease was mainly due to reduced selling, general and administrative costs for labor, benefits, travel, and professional services expense.

Loss from operations was $512,000, compared to a loss of $457,000 in the first quarter of 2019.

Net loss totaled $389,000, or $(0.05) per diluted share, compared to net loss of $313,000, or $(0.04) per diluted share, in the first quarter of 2019.

Adjusted EBITDA loss was $326,000, compared to a loss of $278,000 in the first quarter of 2019.

At March 31, 2020, backlog totaled approximately $11.3 million. At March 31, 2020, accounts receivable and unbilled revenues totaled approximately $5.2 million compared to $5.9 million at December 31, 2019, a decrease of $695,000. Cash and cash equivalents and certificates of deposit totaled $3.8 million at March 31, 2020.

Subsequent Events

On May 8, 2020, VirTra received approval for a $1.3 million Paycheck Protection Program (PPP) loan from Wells Fargo Bank under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The loan, which is administered through the Small Business Association (SBA), matures on May 8, 2022 and bears an interest rate of 1% per annum. In accordance with the Paycheck Protection Program, VirTra intends to use the funds for designated expenses, which may include payroll costs, group healthcare benefits, and other permitted expenses. Under the terms of the PPP loan, up to the entire amount of principal and accrued interest may be forgiven to the extent PPP loan proceeds are used for qualifying expenses. VirTra intends to use its entire PPP loan amount for designated qualifying expenses and to apply for forgiveness in accordance with the terms of the PPP loan. No assurance can be given that VirTra will obtain forgiveness of the PPP loan in whole or in part.

Conference Call

VirTra management will hold a conference call today (May 12, 2020) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chairman and CEO, Bob Ferris, and CFO, Judy Henry, will host the call, followed by a question and answer period.

U.S. dial-in number: 844-369-8770

International number: 862-298-0840

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of VirTra’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through May 26, 2020.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 34580

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following table:

	Three Months Ended
			Increase	%
Reconciliation of net loss to adjusted EBITDA	March 31, 2020	March 31, 2019	(Decrease)	Change

Net Loss	$(389,410)	$(312,902)	$(76,508)	24%
Adjustments:
Provision for income taxes	(103,000)	(107,000)	4,000	-4%
Depreciation and amortization	89,676	71,794	17,882	25%
EBITDA	$(402,734)	$(348,108)	$(54,626)	16%
Right of use amortization	72,843	69,989	2,854	4%
Reserve for note receivable	3,639	-	3,639	100%

Adjusted EBITDA	$(326,252)	$(278,119)	$(48,133)	17%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the SEC. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the Securities and Exchange Commission before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,116,893	$1,415,091
Certificates of deposit	720,000	1,915,000
Accounts receivable, net	3,371,034	2,307,972
Interest receivable	6,752	7,340
Inventory, net	2,145,086	1,949,414
Unbilled revenue	1,821,636	3,579,942
Prepaid expenses and other current assets	471,428	353,975

Total current assets	11,652,829	11,528,734

Long-term assets:
Property and equipment, net	1,137,641	1,028,198
Operating lease right-of-use asset, net	1,318,030	1,390,873
Intangible assets, net	238,895	217,930
That’s Eatertainment note receivable, long term, net, related party	291,110	291,110
Security deposits, long-term	19,712	19,712
Other assets, long-term	333,559	351,236
Deferred tax asset, net	1,895,000	1,792,000
Investment in That’s Eatertainment, related party	840,000	840,000

Total long-term assets	6,073,947	5,931,059

Total assets	$17,726,776	$17,459,793

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$501,426	$621,127
Accrued compensation and related costs	734,336	611,487
Accrued expenses and other current liabilities	474,308	334,751
Operating lease liability, short-term	303,182	297,244
Deferred revenue, short-term	2,956,486	2,490,845

Total current liabilities	4,969,738	4,355,454

Long-term liabilities:
Deferred revenue, long-term	1,863,921	1,748,257
Operating lease liability, long-term	1,097,805	1,174,882

Total long-term liabilities	2,961,726	2,923,139

Total liabilities	7,931,464	7,278,593

Commitments and contingencies (See Note 10)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 7,752,530 shares issued and outstanding as of March 31, 2020 and 7,745,030 shares issued and outstanding as of December 31, 2019	776	775
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	13,898,201	13,894,680
Accumulated deficit	(4,103,665)	(3,714,255)
Total stockholders’ equity	9,795,312	10,181,200
Total liabilities and stockholders’ equity	$17,726,776	$17,459,793

See accompanying notes to unaudited condensed financial statements.

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Revenues:
Net sales	$3,320,013	$3,011,701
That’s Eatertainment royalties/licensing fees, related party	16,740	39,637
Other royalties/licensing fees	1,410	-
Total revenue	3,338,163	3,051,338

Cost of sales	1,742,936	1,250,869

Gross profit	1,595,227	1,800,469
	48.0%	59.8%
Operating expenses:
General and administrative	1,777,376	1,901,931
Research and development	329,755	355,641

Net operating expense	2,107,131	2,257,572

Loss from operations	(511,904)	(457,103)

Other income (expense):
Other income	19,495	42,282
Other expense	(1)	(5,081)

Net other income	19,494	37,201

Loss before provision for income taxes	(492,410)	(419,902)

Benefit for income taxes	(103,000)	(107,000)

Net loss	$(389,410)	$(312,902)

Net loss per common share:
Basic	$(0.05)	$(0.04)
Diluted	$(0.05)	$(0.04)

Weighted average shares outstanding:
Basic	7,745,363	7,765,624
Diluted	7,745,363	7,765,624

See accompanying notes to unaudited condensed financial statements.

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019

Cash flows from operating activities:
Net loss	$(389,410)	$(312,902)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	89,676	71,794
Right of use amortization	72,843	69,989
Reserve for note receivable	3,639	-
Deferred taxes	(103,000)	(107,000)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,063,062)	(37,235)
That’s Eatertainment note receivable, net, related party	(3,639)	(3,652)
Trade note receivable, net	-	4,304
Interest receivable	588	(1,027)
Inventory, net	(195,672)	(96,669)
Unbilled revenue	1,758,306	(441,285)
Prepaid expenses and other current assets	(117,453)	(434,684)
Other assets	17,677	(56,163)
Accounts payable and other accrued expenses	142,705	334,188
Payments on operating lease liability	(71,139)	(57,818)
Deferred revenue	581,305	167,562

Net cash provided by (used in) operating activities	723,364	(900,598)

Cash flows from investing activities:
Purchase of certificates of deposit	-	(1,880,000)
Redemption of certificates of deposit	1,195,000	2,080,000
Purchase of intangible assets	(23,187)	(160,000)
Purchase of property and equipment	(196,897)	(94,994)
Proceeds from sale of property and equipment	-	2,631

Net cash provided by (used in) investing activities	974,916	(52,363)

Cash flows from financing activities:
Repurchase of stock options	(2,778)	-
Stock options exercised	6,300	-
Purchase of treasury stock	-	(260,842)

Net cash provided by (used in) financing activities	3,522	(260,842)

Net increase (decrease) in cash	1,701,802	(1,213,803)
Cash, beginning of period	1,415,091	2,500,381

Cash, end of period	$3,116,893	$1,286,578

Supplemental disclosure of cash flow information:
Cash paid:
Taxes (refunded) paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Treasury stock cancelled	-	298,150

See accompanying notes to unaudited condensed financial statements.